INTERNATIONAL EQUITY FUND
                        INVESTMENT SUB-ADVISORY CONTRACT

                         PITCAIRN INVESTMENT MANAGEMENT
                                       AND
                        BRANDYWINE ASSET MANAGEMENT, LLC

     AGREEMENT, dated as of January 1, 2003 by and between Pitcairn Investment Management (the "Adviser"), a separately identifiable division of Pitcairn Trust Company, a Pennsylvania corporation (the "Adviser"), and Brandywine Asset Management, LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, the Pitcairn Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS, the Trust is and will continue to be a series fund having two or more investment portfolios, each with its own investment objectives, policies and restrictions;

     WHEREAS, the Adviser is the investment adviser to the Trust;

     WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, the Investment Company Act prohibits any person from acting as an investment adviser to a registered investment company except pursuant to a written contract (the "Agreement"); and

     WHEREAS, the Board of Trustees of the Trust and the Adviser desire to retain the Manager to render investment advisory services to that discrete portion of the assets of the International Equity Fund portfolio (the "Fund") deemed appropriate from time to time by the Adviser in its discretion (the "Portfolio"), subject to the periodic review by the Board of Trustees, in the manner and on the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, the Adviser and Manager agree as follows:

1.   APPOINTMENT OF MANAGER

     The Adviser hereby appoints the Manager to act as investment adviser to the Portfolio and to furnish the investment advisory services described below, subject to the supervision of the Trustees of the Trust and the Adviser and in accordance with the terms and conditions of this Agreement. The Manager will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way or otherwise be deemed an agent of the Trust or Adviser except as expressly authorized in this Agreement or another writing by and among the Trust, Adviser and the Manager.

2.   SERVICES TO BE RENDERED BY THE MANAGER TO THE PORTFOLIO

     A. The Manager will have full discretionary authority and will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the direction and control of the Trustees of the Trust and the Adviser and in accordance with the provisions of the Trust's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Portfolio, the Manager will:

          (i) formulate and implement a continuous investment program for the Portfolio (a) consistent with federal and state securities laws and regulations, the Fund's compliance manual and policies and procedures and any written instructions of the Adviser, and the investment objectives, policies and restrictions of the Fund as stated in the Trust's Agreement and Declaration of Trust (as summarized in Schedule C, By-Laws, the Fund's currently effective Prospectus and Statement of Additional Information ("SAI") as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement, any written instructions of the Adviser, and in accordance with the management style identified on Schedule A, and
     (b) in compliance with the requirements applicable to the management of regulated investment companies' accounts under Subchapter M of the Internal Revenue Code of 1986, as amended;

          (ii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase, sale and exchange of securities and other investments, including cash, authorized under the Trust's Agreement and Declaration of Trust, By-Laws, and the Fund's currently effective Prospectus and SAI and provided to the Manager pursuant to
     Section 2.B of this Agreement, including the placing of orders for such purchases sales and exchanges for the account of the Trust on behalf of the Portfolio with such brokers and dealers as the Adviser or the Manager shall have selected; to this end, the Manager is expressly authorized as the agent of the Trust on behalf of the Portfolio to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust on behalf of the Portfolio;

          (iii) regularly report to the Trustees of the Trust and the Adviser with respect to the implementation of the investment program and, in addition, will provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Adviser or the Trustees of the Trust, and will attend Board of Trustees' meetings, as reasonably requested, to present such information and reports to the Board;

          (iv) provide information as reasonably requested by the Adviser or the Trustees of the Trust to assist them in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Fund's net asset value in accordance with procedures and methods established by the Trustees of the Trust;

          (v) establish appropriate interfaces with the Trust's administrator, custodian, transfer agent, and other agents and representatives, and Adviser in order to provide such administrator and Adviser with all information reasonably requested by the administrator and Adviser necessary to the provision of the Manager's services hereunder to the Portfolio;

          (vi) supervise and manage its employees who provide services to the Portfolio; and

          (vii) not provide any investment advice with respect to any other portion of the Fund's assets, or consult with any other investment adviser of the Trust that is a principal underwriter or affiliated person of a principal underwriter concerning securities transactions of the Portfolio.

     B. To facilitate the Manager's fulfillment of its obligations under this Agreement, the Adviser will undertake the following:

          (i) the Adviser agrees promptly to provide the Manager with all amendments or supplements to the Fund's Prospectus, SAI, the Trust's registration statement on Form N-1A ("Registration Statement"), the Trust's Agreement and Declaration of Trust, and By-Laws, and the Trust's compliance manual and policies and procedures;

          (ii) the Adviser agrees to notify the Manager expressly in writing of each change in the fundamental and nonfundamental investment policies of the Fund;

          (iii) the Adviser agrees to provide, directly or indirectly, the Manager with such assistance as may be reasonably requested by the Manager in connection with its activities pertaining to the Portfolio under this Agreement, including information as to the general condition of the Portfolio's affairs; and

          (iv) the Adviser will promptly provide to the Manager in writing any guidelines, policies and procedures applicable to the Manager or the Fund adopted from time to time by the Board of Trustees of the Trust and agrees to promptly provide the Manager with copies of all amendments thereto.

          (v) the Manager shall implement any such amendment within a reasonable time after receipt of such amendment.

     C. The Manager, at its expense, will furnish: all necessary investment and management facilities, overhead expenses and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement.

     D. The Manager will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Manager will place all necessary orders with brokers, dealers, or issuers. The Manager is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board of Trustees and described in the Trust's currently effective Prospectus and SAI, as amended from time to time and provided to the Manager pursuant to Section 2.B of this Agreement, including in particular policies and procedures in accordance with Section 17(e) and Rule 17e-1 under the Investment Company Act. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Trust on behalf of the Portfolio or its nominees, the Manager shall use its best efforts to obtain for the Portfolio the most favorable net price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

     Subject to any appropriate policies and procedures as may from time to time be approved by the Board of Trustees, the Manager may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Manager an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Manager's overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by Section 28(e) and the Trust's Board of Trustees, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

     E. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner the Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

     F. The Manager will maintain all accounts, books and records generated by it with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

     G. The Manager will, unless and until otherwise directed by the Adviser or the Board of Trustees in Schedule B, vote proxies with respect to the Portfolio's securities, and exercise rights in corporate actions or otherwise.

3.   COMPENSATION OF MANAGER

     The  Adviser  will  pay  the  Manager,   with  respect  to  the  Portfolio,
compensation as described in Schedule D.

4.   LIABILITY OF MANAGER

     Neither the Manager nor any of its directors, officers, shareholders, or employees shall be liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from its acts or omissions as Manager to the Portfolio, except for losses to the Adviser or the Trust resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties hereunder of the Manager or any of its directors, officers or employees. The Manager, its directors, officers, shareholders or employees shall not be liable to the Adviser or the Trust for any loss suffered as a consequence of any action or inaction of other service providers to the Trust, including in failing to observe the instructions of the Manager, unless such action or inaction of such other service providers to the Trust is a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Manager, its directors, officers or employees under this Agreement.

5.   INDEMNIFICATIONS

     A. The Adviser shall indemnify the Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Trust or any fund) (collectively, "Manager Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Manager or Manager Related Persons arising from or in connection with this Agreement or the performance by the Manager or Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Adviser's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder or under its agreements with the Trust, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reasonable reliance upon information furnished to the Adviser or the Trust by the Manager or a Manager Related Person specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph A result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Manager or a Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

     B. The Manager shall indemnify the Adviser and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (collectively, "Adviser Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Adviser or Adviser Related Persons arising from or in connection with this Agreement or the performance by the Adviser or Adviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Manager's gross negligence, willful misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Trust's Registration Statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statements therein not misleading, in any case only to the extent that such statement or omission was made in reasonable reliance upon and in accordance with written information furnished by the Manager or Manager Related Person to the Adviser or the Trust specifically for inclusion in the Registration Statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph B result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Adviser or an Adviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

     C. The indemnifications provided in this Section 5 shall survive the termination of this Agreement.

6.   NON-EXCLUSIVITY

     The services of the Manager to the Portfolio and the Trust are not to be deemed to be exclusive, and the Manager shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

7.   SUPPLEMENTAL ARRANGEMENTS

     The Manager may enter into arrangements with other persons affiliated with the Manager for the provision of certain personnel and facilities to the Manager to better enable it to fulfill its duties and obligations under this Agreement. As used in this Agreement, any reference to the "Manager" refers also to such affiliate.

8.   REGULATION

     The Manager shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

     The Adviser confirms that the Manager has delivered to the Adviser a copy of the Manager's disclosure brochure as required by rules promulgated by the Securities and Exchange Commission.

     The Manager represents that the Trust is a registered investment company, and as such is a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933.

9.   RECORDS

     The records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Manager such records and permit it to retain such records (either in original or in duplicate form), as it shall reasonably require in order to carry out its duties. In the event of the termination of this Agreement, such records shall promptly be returned to the Trust by the Manager free from any claim or retention of rights therein except that the Manager shall be entitled to retain copies of such records as the Manager is required by law to retain. The Manager shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

10.  DURATION OF AGREEMENT

     This Agreement shall become effective with respect to the Portfolio on the date hereof. This Agreement will continue in effect for a period more than two years from the date set forth above only so long as such continuance is specifically approved at least annually by the Board of Trustees or majority of outstanding voting securities, provided that in such event such continuance shall also be approved by the vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) ("Independent Trustees") of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

11.  TERMINATION OF AGREEMENT

     This Agreement may be terminated at any time, without the payment of any penalty, (A) by the Adviser at the direction of the Board of Trustees, including a majority of the Independent Trustees, (B) by the vote of a majority of the outstanding voting securities of the Fund, on thirty (30) days' written notice to the Adviser and the Manager, or (C) by the Adviser or Manager on thirty (30) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Investment Management Agreement between the Adviser and the Trust is assigned or terminates for any other reason. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within ten (10) days after written notice.

12.  PROVISION OF CERTAIN INFORMATION BY MANAGER

     The Manager will promptly notify the Adviser in writing of the occurrence of any of the following events:

     A. the Manager fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Manager is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     B. the Manager is served or otherwise receives notice of any action, suit, proceeding, inquiry, at law or in equity, before or by any court, public board, or body, involving the affairs of the Manager as they relate to the Manager's responsibilities under this Agreement; and/or

     C. the portfolio manager or managers of the Portfolio change or there occurs any assignment of the Manager.

13.  USE OF MANAGER'S NAME

     The Adviser will not use the Manager's name (or that of any affiliate) in Trust literature without prior written review and approval by the Manager, which may not be unreasonably withheld or delayed.

14.  AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended at any time by written agreement of the parties, which amendment must be approved by the Trustees of the Trust in the manner required by the Investment Company Act; provided, however, that such amendment must also be approved by the vote of a majority of the outstanding voting securities of the Fund if so required by the Investment Company Act subject to the provisions of Investment Company Act Release No. 25106 dated August 9, 2001 and the subsequent order.

15.  ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

16.  HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

17.  NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of each applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. The specific person to whom notice shall be provided with respect to the Manager shall be its Chief Operating Officer, and with respect to the Adviser shall be its Corporate Counsel, unless another person is specified in writing to the other party. Notice shall be deemed given on the date delivered or mailed in accordance with this paragraph.

18.  SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

19.  GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of Delaware, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated persons," as used herein shall have the meanings assigned to them by
Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

                                   PITCAIRN TRUST COMPANY, on behalf of
                                   PITCAIRN INVESTMENT MANAGEMENT, a
                                   division thereof


                                   By: /s/ Lawrence R. Bardfeld
                                       -----------------------------------------
                                   Name: Lawrence R. Bardfeld
                                   Title: Executive Vice President and Chief
                                   Legal Officer

                                   BRANDYWINE ASSET MANAGEMENT, LLC


                                   By: /s/ David G. Lee
                                       -----------------------------------------
                                   Name: David G. Lee
                                   Title: Chief Operating Officer

                                   [Schedules Omitted]

          1.  SCHEDULE A

          2.  ACCOUNT INFORMATION

Client Name: Pitcairn International Equity Fund

Preferred Account Title for Reporting: Pitcairn International Equity Fund

Management Style: International Value Equity

Asset/Account Type:

        ERISA    (     Defined Benefit     OR     Defined Contribution)
        PERISA   (     Defined Benefit     OR     Defined Contribution)
        Taft-Hartley Plan
        Endowment
        Estate/Trust
        Foundation
        Individual/Joint Brokerage
        Individual Retirement      (     Rollover)
        Operating Reserves
     X Other - Open-end management investment company, registered under the Investment Company Act of 1940, as amended

Tax Status:            X            Taxable            OR            Tax-Exempt

Tax I.D.: 23-3045042

Plan # (ERISA/PERISA Only)
                          ------------------------------------------------------

--------------------------------------------------------------------------------

Income Retention: Yes, unless needed for annual distributions from the Fund pursuant to its Distribution Policy in the Compliance Manual.

Custodian:     The Northern Trust Company

Contact:       Scott A. Denning

Title:         Vice President

Address:       50 South LaSalle Street
               Chicago, Illinois 60675


Telephone Number: (312) 630-1414     Fax Number: (312) 444-5431

E-Mail Address: Scott_A_Denning@notes.ntrs.com

Account Number: To be assigned

     SCHEDULE B
     PROXY VOTING

     y    Client directs Brandywine NOT to vote proxies relating to the Account.

     y Proxies should be directed to: Gail E. Steele at Brandywine Asset Management, LLC.

     y    Special Instructions:


Unless Client indicated otherwise on this Schedule, Brandywine will vote proxies on behalf of the Account in accordance with the following Proxy Voting Policy.

BRANDYWINE SHALL ASSUME THE RESPONSIBILITY AND AUTHORITY WITH RESPECT TO THE VOTING OF PROXIES FOR ALL CLIENT ACCOUNTS, UNLESS SUCH RESPONSIBILITY AND AUTHORITY EXPRESSLY HAVE BEEN DELEGATED TO OTHERS OR RESERVED TO THE TRUSTEE OR OTHER NAMED FIDUCIARY OF A CLIENT ACCOUNT.

WITH RESPECT TO SHARES OVER WHICH BRANDYWINE HAS VOTING AUTHORITY, BRANDYWINE WILL NOT DECLINE TO VOTE PROXIES EXCEPT IN EXTRAORDINARY CIRCUMSTANCES. NOR WILL BRANDYWINE ACCEPT DIRECTION FROM OTHERS WITH REGARD TO THE VOTING OF PROXIES, ALTHOUGH BRANDYWINE WILL TAKE THE INVESTMENT GUIDELINES OF AN ACCOUNT INTO CONSIDERATION IN DECIDING HOW TO VOTE ON A PARTICULAR ISSUE.

BRANDYWINE'S PROXY VOTING POLICY AT ALL TIMES SHALL BE DIRECTED TOWARD MAXIMIZING THE VALUE OF THE ASSETS OF MANAGED ACCOUNTS, FOR THE BENEFIT OF THE ACCOUNTS' ULTIMATE OWNERS/BENEFICIARIES.

IN THAT SPIRIT, PROXIES WILL NOT BE VOTED WITHOUT AN ANALYSIS OF THE UNDERLYING ISSUES INVOLVED. ANY ITEM ON A PROXY WHICH WOULD TEND TO INHIBIT THE REALIZATION OF MAXIMUM VALUE SHALL RECEIVE A NEGATIVE VOTE FROM BRANDYWINE. EXAMPLES OF SUCH ITEMS WOULD BE STAGGERED TERMS FOR DIRECTORS, RESTRICTIONS AGAINST CUMULATIVE VOTING, ESTABLISHMENT OF DIFFERENT CLASSES OF STOCK, OR ANY ACTIVITY WHICH COULD BE VIEWED AS "POISON PILL" MANEUVERS.

ON OTHER MATTERS SPECIFIC TO A COMPANY, SUCH AS THE ELECTION OF DIRECTORS, THE APPOINTMENT OF AUDITORS, GRANTING OF OPTIONS, REPRICING OF OPTIONS, MERGERS AND OTHER MATERIAL ISSUES, A DECISION SHALL BE MADE IN CONJUNCTION WITH THE PRIMARY ANALYST RESPONSIBLE FOR OVERSEEING THAT COMPANY, CONSISTENT WITH THE POLICY OF MAXIMIZING VALUE.

A COMPLETE RECORD AND FILE OF ALL VOTES CAST, AND WHERE APPROPRIATE, THE REASON THEREFOR, SHALL BE MAINTAINED BY BRANDYWINE.

If Brandywine is not the designated proxy voter, please indicate below who is.

Name:                                   Title:
     ---------------------------------        ----------------------------------

Company:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

SCHEDULE C

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

[ ]  OBJECTIVE: Long-term capital appreciation

     Per Prospectus: PRINCIPAL INVESTMENT STRATEGY: Investing primarily in a diversified portfolio of equity securities of non-U.S. issuers.

     Per Prospectus: INVESTMENT STRATEGY: The International Equity Fund invests primarily in equity securities of non-U.S. companies. Under normal market conditions, the Fund invests at least 80% of the value of its assets in equity securities of issuers located in at least three foreign countries. The Fund invests primarily in developed countries, but may invest in countries with emerging markets.

[ ] Benchmark: Per Prospectus: Morgan Stanley Capital International All Country World Free ex-U.S. Index

[ ]  Guidelines:

The   majority   of  stocks  in  the   portfolio   shall   have  the   following
characteristics:

80% of the portfolio must be equity securities of non-U.S. issuers.

[ ]  Restrictions:

Restrictions are set forth in the Fund's Prospectus, Statement of Additional Information, Compliance Manual and any applicable provisions of the Investment Company Act of 1940, as amended, and rules and regulations thereunder. In addition, the Fund's custodian, The Northern Trust Company, periodically provides a list of countries that it cannot support. Currently that list includes issuers located in the following countries:

     Russia
     Lithuania
     Romania
     Croatia
     Vietnam
     Nigeria
     Palestine Autonomous Area
     Ukraine
     Taiwan (Adviser restriction - Portfolio may hold ADRs)

The Adviser imposes the following restrictions:

No one holding, measured at the time of acquisition, comprises 5% or more of the value of the portfolio; The portfolio shall not acquire shares of any registered investment company, including but not limited to any exchange traded funds such as ishares;

[ ]  Other Instructions:

Periodic compliance reports will be sent to Brandywine for completion.

SCHEDULE D

FEES